SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                  FORM 8-K


              Current Report Pursuant to Section 13 or 15(d) of
                         The Securities Act of 1934


                                July 31, 1997
              ________________________________________________
              Date of Report (Date of earliest event reported)



                     CONTROLLED ENVIRONMENT AQUACULTURE
                              TECHNOLOGY, INC.
              ________________________________________________
           (Exact name of registrant as specified in its charter)



Colorado                  0-25868              84-1293167
________________________________________________
(State or other       (Commission              I.R.S.Employer
jurisdiction           File Number)   Identification No.)
of incorporation)


CEA TECH USA, Inc.
7 Waterfront Plaza, Suite 400
500 Ala Moana Blvd.
Honolulu, HI                                          96813
__________________________________________________________
(Address of Principal Office)                 (Zip Code)

(808)521-1801
__________________________________________________________
Issuer's telephone number, including area code

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING
ACCOUNTANT

(a) DISMISSAL OF PRINCIPAL ACCOUNTANT.

The Company has previously reported the dismissal of Grant Thornton
LLP as the principal accountant to audit its financial statements. In its filing, the Company indicated that there were no disagreements with its former accountants of a nature which if not resolved to the satisfaction of such former accountants would have caused it to make a reference to the subject matter of the disagreements in connection with its reports. The Company believes its statement was accurate.

Attached to this report as an exhibit is a letter from Grant Thornton LLP indicating that it believes there were disagreements between the Company and its accountants which were required to be reported in the Form 8-K filing.

It is the position of the Company that the attached letter from its former accountants does not, in many respects, accurately state the facts, and that it was issued by the former accountants primarily as a result of the fact that there is an on-going billing dispute between the parties. As discussed below, there is no known disagreement between the Company and its former accountants as to the accuracy of the financial statements which were included in the Company's current filings.

On April 4, 1997, Grant Thornton issued its audit opinion regarding the financial statements of the Company. Subsequent to the issuance of its opinion, Grant Thornton advised the Company that the financial statements should be modified to account for redeemable preferred stock in a different manner, which caused a disagreement between the parties. This disagreement arose after Grant Thornton issued its audit opinion regarding the Company's financial statements, and was resolved to the satisfaction of Grant Thornton within a short period of time. As a result, one footnote to the Company's financial statements was modified.

Grant Thornton then requested the Company to file an amended report on Form 10-KSB incorporating the revised financial statements, and including the audit opinion of Grant Thornton regarding the revised financial statements. The Company complied with this request by filing an amended report on Form 10-KSB on May 12, 1997. There is no known disagreement between the Company and Grant Thornton LLP as to the accuracy of the financial statements included in the Company's 10-KSB/A filed on May 12, 1997.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(c) The following exhibits are filed as part of this report:

Exhibit 16 - Letter on change in certifying accountant.


SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


CONTROLLED ENVIRONMENT AQUACULTURE TECHNOLOGY,
INC.




/s/__________________________________________
J. A. Garcia, President             8/27/97
(Signature)                            (Date)

EXHIBIT 16 - LETTER ON CHANGE IN CERTIFYING
ACCOUNTANT.

GRANT THORNTON LLP
Suite 1000
1132 Bishop Street
Honolulu, HI  96813


August 18, 1997

Securities and Exchange Commission
Washington, DC  20549

Re:  Controlled Environment Aquaculture Technology, Inc.
        File No. 0-25868

Dear Sir or Madam:

We have read Item 4 of the Form 8-K of Controlled Environment
Aquaculture Technology, Inc. (the "Company") dated July 31, 1997.
We believe that it should be supplemented and, in part, amended as follows.

With regard to the financial statements of the Company as of January 31, 1997 and for the year then ended and for the period from January 19, 1995 (date of inception) through January 31, 1997, there were disagreements as to the accounting for redeemable preferred stock issued by the Company. Such disagreements were not resolved to our satisfaction at the time that the Company filed its Form 10-KSB. The Company filed an amended Form 10-KSB after amending its written preferred stock purchase agreement.

In addition, we believe that the following reportable items have been omitted.

1. The Company filed its Form 10-KSB without ever receiving a manually signed opinion from us at the time when disagreements had not been resolved to our satisfaction. Thereafter, an amended Form 10-KSB was filed without ever receiving a manually signed opinion from us.

2. We have previously notified the Company that the financial statements as filed in the original Form 10-KSB were in error. We are also concerned that these incorrect financial statements were included in a private placement memorandum distributed by the Company. We have requested that the Company provide us with a copy of its private placement memorandum containing the corrected financial statements in an attempt to resolve this concern. To date, we have not been provided with such requested copy.

3. Subsequent to the Company's notification to us that we had been terminated as the principal accountants to audit the Company's financial statements, we discovered that the Company filed a Form S-8 on June
3, 1997, without obtaining our consent. In fact, on June 2, 1997, we specifically declined to give our consent to the incorporation by reference of our audit opinion in such registration statement.

4. In view of the matters described above, by letter dated August 6, 1997, we informed the Company that we have withdrawn our audit report and that such report should not be relied upon by any party. We also requested the Company to immediately remove our audit report and any references to Grant Thornton LLP from the Form S-8 and any other documents in which our name or audit report may appear and to notify anyone to whom it has furnished our audit report that it did so without our permission and that we have withdrawn such report.

We have no basis to comment on the information included in Item 4b.

Very truly yours,


/s/
GRANT THORNTON LLP
RYMorihara
lf